Exhibit 4.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT" OR SECURITIES ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                            GLOBAL GAMES CORPORATION
                      2500 WEST COUNTY ROAD 42 - SUITE 295

                           BURNSVILLE, MINNESOTA 55337

                           WARRANT TO PURCHASE 500,000
                             SHARES OF COMMON STOCK

                               AT $0.01 PER SHARE

  VOID AFTER  3:30 P.M., MINNEAPOLIS TIME, ON A DATE 18 MONTHS FROM  AUGUST 15,
1997

1. This certifies that, for value received, Gary L. Borglund, Social Security ####-##-####, or his successors or assigns ("Holder") is entitled to subscribe for and purchase, subject to the terms and conditions hereof, from GLOBAL GAMES CORPORATION, a Nevada corporation (the "Company") at any time before February 15, 1999 (eighteen (18) months from August 15, 1997), five hundred thousand (500,000) shares of common stock, no par value, of the Company ("Common Stock"), at a purchase price of one cent ($0.01) per share. The shares of Common Stock deliverable upon exercise of this Warrant are hereinafter sometimes referred to as "Warrant Shares."

2. This Warrant may be exercised in whole or in part by written notice delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) stating the number of shares of Common Stock with respect to which the Warrant is being exercised, together with cash or check in the amount of the purchase price for such shares. The Company shall deliver a share certificate or certificates evidencing the shares of Common Stock purchased pursuant to such exercise promptly upon receipt of the items described in this Paragraph 2.

3. The Company agrees that there shall be reserved such number of shares of Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant.

4. The Holder shall have no rights as a shareholder of the Company with respect to Warrant Shares unless and until the date of the issuance of a share certificate or certificates with respect thereto.

5. If the Company shall be the surviving entity in any merger or consolidation, this Warrant (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to the Warrant would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity shall cause this Warrant to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that in such event the Holder shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving entity, to exercise this Warrant in whole or in part.

6. (a) This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Act, and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Paragraph 6 with respect to any resale or other disposition of such securities.

     (b) The Company may cause the following legend (or one substantially similar thereto) to be set forth on each Warrant and certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary: "The securities represented by the within certificate for shares have not been registered under the Act, or similar applicable state laws regulating the sale of securities. Such securities may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing laws. Accordingly, these securities may not be transferred except upon the written approval of the Company or its counsel. This legend represents a restriction on transferability of the within certificate."

     7. (a) If, prior to February 15, 2002, (three years after the expiration date of the Warrant), the Company proposes to claim an exemption under
          Section 3(b) of the Act for a public offering of any of its securities or to register under the Act (except by form S-8 or S-4 registration statement or other similar form of limited applicability) any of its securities, it will give written notice to the Holder, all registered holders of Warrants and all registered holders of shares of Common Stock acquired upon the exercise of Warrants (collectively, the "Registered Holders"), of its intention to do so and, on the written request of any Registered Holders given within twenty (20) days after receipt of any such notice (which request shall specify the number of shares of Common Stock intended to be sold or disposed of by such Registered Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such shares, the Registered Holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company. All expenses of such offering, except the fees of special counsel and brokers' commissions to such Registered Holders, shall be borne by the Company. Nothing herein shall prevent the Company from at any time, abandoning or delaying any notification or registration, whether or not such notification or registration statement has been filed; and, furthermore, nothing herein shall require the Company to take any action or to refrain from taking any action in respect of any registration, it being agreed that any participating Holder shall participate on the terms and the form of registration proposed by the Company. If any notification or registration shall be underwritten, in whole or in part, the Company may require that all shares of Common Stock requested for inclusion in such notification or registration statement be included in the underwriting on the same terms and conditions as the securities otherwise being sold to the underwriters.

          (b) Provided, however, if in the reasonable opinion of the Company, underwriters, or managing agent in connection with any such offering, inclusion of the Warrant Shares would have a materially adverse effect upon the proposed sale of shares by the Company, then the Company shall not be required to take any action with respect to the Warrant Shares in such registration but the Holder's rights with respect to future registration shall not be affected thereby.

          ( c) The Company hereby indemnifies the Registered Holder of any Common Stock issued or issuable hereunder, its officers and directors, if any, who control such holder of Common Stock within the meaning of
          Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused

                            - 2 -

          by any untrue statement of material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Registered Holder of Common Stock or such underwriter expressly for use therein, and each such Registered Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company and each of its officers, directors and any underwriter and each person, if any, who controls the Company or any underwriter within the meaning of
          Section 15 of the Securities Act with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company or any underwriter by such Holder expressly for use therein.

     8. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

  Dated:

                                           GLOBAL GAMES CORPORATION

                                           By__________________________
                                               Garry L. Jamieson,

  Chairman & CEO

  Attest: